UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 30, 2009

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 9, 2009, Consolidated Thompson Iron Mines Ltd. ("CT") announced an agreement with U. S. Steel Canada Inc., HLE Mining GP Inc. and ArcelorMittal Dofasco Inc. to acquire their interests in the Wabush Mines Joint Venture (the "CT Offer").

Under the terms of the Wabush Mines joint venture agreements, Cliffs Natural Resources Inc. (the "Company") through its affiliates had a right of first refusal to acquire the interests of the selling joint venture partners. The Company announced on October 12, 2009 that it was exercising its right of first refusal to acquire such interests of the Wabush Mines Joint Venture on the terms and conditions contained in the CT Offer.

On October 30, 2009, the Company and certain of its affiliates (the "Cliffs Entities") executed a conformed definitive acquisition agreement with an effective date of October 12, 2009 (the "Definitive Agreement") among Cliffs, the Cliffs Entities as "Purchasers" and U. S. Steel Canada Inc., HLE Mining GP Inc. and ArcelorMittal Dofasco Inc. as "Vendors" for the sale to the Cliffs Entities of those interests in the Wabush Mines Joint Venture not currently held by the Company or the Cliffs Entities. The Definitive Agreement was prepared for purposes of conforming the terms of the transaction to recognize the Cliffs Entities as purchasers thereunder.

The interests being acquired under the terms of the Definitive Agreement account for 73.17% of the Wabush Mines Joint Venture and will result in the Cliffs Entities owning 100% of the Wabush Mines Joint Venture. The Cliffs Entities will acquire the shares of Wabush Resources Inc. held by ArcelorMittal Dofasco Inc. and the limited and general partnership interests in HLE Mining Limited Partnership owned by U.S. Steel Canada Inc. and its affiliate. The transaction also includes the direct or indirect acquisition by the Cliffs Entities of certain shares held by the Vendors or Wabush Resources Inc. and HLE Mining Limited Partnership in Arnaud Railway Company, Wabush Lake Railway Company, Knoll Lake Minerals Limited, Northern Land Company Limited and Twin Falls Power Corporation Limited.

The aggregate purchase price is US$87,804,000, with an adjustment for closing date working capital.

Closing of the transaction is subject to a number of conditions precedent, including receipt of certain regulatory approvals. The transaction is expected to close by the end of the year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

November 5, 2009	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary